Exhibit 14


     Section  406 of the  Sarbanes-Oxley  Act directs  the  Securities  Exchange
Commission (SEC) to issue rules requiring a reporting company to disclose whether or not the company has adopted a code of ethics for its senior financial officers that applies to the company's principal financial officer and controller or principal accounting officer, or persons performing similar functions. In addition to requiring the disclosure mandated by Section 406, the SEC proposed rules to require disclosure as to whether the company has a code of ethics that applies to its principal executive officer.

     As of September 19, 2003, National Medical Health Card Systems, Inc. (the "Company") adopted its Code of Ethics as set forth below.

                                 CODE OF ETHICS

                                    Preface

     The Company's senior financial officers, including the principal executive officer, principal financial officer and controller or principal accounting officer, or persons performing similar functions ("Senior Financial Officers"), hold an important and elevated role in corporate governance. As part of the corporate leadership team, Senior Financial Officers are vested with both the responsibility and authority to protect, balance, and preserve the interests of all of the Company's stakeholders, including shareholders, clients, employees, suppliers, and citizens of the communities in which business is conducted. Senior Financial Officers fulfill this responsibility by prescribing and enforcing the policies and procedures employed in the operation of the Company's financial organization, and by demonstrating the following:

I.  Honest and Ethical Conduct

     Senior Financial Officers will exhibit and promote the highest standards of honest and ethical conduct through the establishment and operation of policies and procedures that:

          |X| Encourage and reward professional integrity in all aspects of the finance organization, by eliminating inhibitions and barriers to responsible behavior, such as coercion, fear of reprisal, or alienation from the finance organization or the Company itself.

          |X| Prohibit and eliminate the appearance or occurrence of conflicts between what is in the best interest of the Company and what could result in material personal gain for a member of the finance organization, including Senior Financial Officers.

          |X| Provide a mechanism for members of the finance organization to inform senior management of deviations in practice from policies and procedures governing honest and ethical behavior.

          |X|  Demonstrate   their  personal   support  for  such  policies  and
     procedures  through  periodic   communication   reinforcing  these  ethical
     standards throughout the finance organization.

II.      Financial Records and Periodic Reports

     Senior  Financial   Officers  will  establish  and  manage  the  enterprise
transaction and reporting systems and procedures to ensure that:

          |X| Business transactions are properly authorized and completely and accurately recorded on the Company's books and records in accordance with Generally Accepted Accounting Principles (GAAP) and established financial policy of the Company.

          |X| The retention or proper disposal of the Company's records shall be in accordance with the Company's established financial policies and applicable legal and regulatory requirements.

          |X| Full, fair, accurate and timely periodic financial communications and reports will be delivered in a manner that facilitates the highest degree of clarity of content and meaning so that readers and users will quickly and accurately determine their significance and consequence.

III.     Compliance with Applicable Laws, Rules and Regulations

     Senior Financial Officers will establish and maintain mechanisms to:

          |X| Educate members of the finance organization about any federal, state or local statute, regulation or administrative procedure that affects the operation of the finance organization and the Company generally.

          |X| Monitor the compliance of the finance organization with any applicable federal, state or local statute, regulation or administrative rule

          |X| Identify report and correct in a swift and certain manner, any detected deviations from applicable federal, state or local statute or regulation.